SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/29/2008
FILE NUMBER:       811-2729
SERIES NO.:        16

72DD   1 Total income dividends for which record date passed
         during the period (000's omitted)
         Institutional Class                                460,844
       2 Dividends for a second class of open end company shares
         Private                                             20,676
         Personal                                             1,625
         Cash Management                                     66,228
         Reserve                                                663
         Resource                                            20,837
         Corporate                                           14,135

73A.   1 Dividends from net invesment income
         Institutional Class                            $    0.0235
       2 Dividends for a second class of open end company shares
         Private                                             0.0220
         Personal                                            0.0207
         Cash Management                                     0.0231
         Reserve                                             0.0191
         Resource                                            0.0225
         Corporate                                           0.0233

74U.   1 Number of shares outstanding (000's omitted)
         Institutional Class                             19,150,459
       2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Private                                            985,658
         Personal                                            89,420
         Cash Management                                  2,822,588
         Reserve                                             26,665
         Resource                                           890,866
         Corporate                                        1,220,803

74V.   1 Net asset value per share (to nearest cent)
         Institutional Class                            $      1.00
       2 Net asset value per share of a second class of open-end
         company shares (to nearest cent)
         Private                                        $      1.00
         Personal                                       $      1.00
         Cash Management                                $      1.00
         Reserve                                        $      1.00
         Resource                                       $      1.00
         Corporate                                      $      1.00